UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2013

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

At PPL Corporation's ("PPL" or the "Company") Annual Meeting of Shareowners held on May 15, 2013, the shareowners:

Elected all twelve nominees for the office of director.  The votes for individual nominees were:

	Number of Votes
	For	Withhold Authority	Broker Non-Vote

Frederick M. Bernthal	394,254,145	6,380,111	86,600,063
John W. Conway	393,777,876	6,856,380	86,600,063
Philip G. Cox	395,252,111	5,382,145	86,600,063
Steven G. Elliott	395,620,795	5,013,461	86,600,063
Louise K. Goeser	394,662,659	5,971,596	86,600,063
Stuart E. Graham	394,831,732	5,802,524	86,600,063
Stuart Heydt	393,310,284	7,323,972	86,600,063
Raja Rajamannar	395,261,449	5,372,807	86,600,063
Craig A. Rogerson	393,506,992	7,127,263	86,600,063
William H. Spence	386,020,972	14,613,284	86,600,063
Natica von Althann	395,312,906	5,321,350	86,600,063
Keith H. Williamson	395,600,728	5,033,528	86,600,063

Approved the amendment of PPL's Articles of Incorporation to implement a majority vote standard in uncontested elections of directors.  The vote was 394,968,247 in favor and 3,964,248 against, with 1,701,761 abstaining and 86,600,063 broker non-votes.  Filed herewith as exhibits 3(i) and 3(ii) are amended and restated Articles of Incorporation and Bylaws, respectively, of PPL to implement the majority vote standard.

Ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2013.  The vote was 482,224,403 in favor and 3,396,217 against, with 1,613,699 abstaining and no broker non-votes.

Approved a non-binding request of the PPL board of directors to approve the 2012 compensation of the Company's named executive officers.  The vote was 379,084,072 in favor and 17,991,647 against, with 3,557,607 abstaining and 86,600,993 broker non-votes.

Rejected a shareowner proposal requesting PPL to provide a report, updated semiannually, disclosing the Company's political spending and related processes and procedures.  The vote was 133,010,249 in favor and 211,862,716 against, with 55,761,291 abstaining and 86,600,063 broker non-votes.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	3(i) -	Amended and Restated Articles of Incorporation of PPL Corporation, effective as of May 15, 2013.

	3(ii) -	Amended and Restated Bylaws of PPL Corporation, effective as of May 15, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

Dated:  May 20, 2013